UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. )

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 23, 2013

Date of Report (Date of earliest event reported)

SPEED COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1303 E. Arapaho Road, Suite 200 Richardson, TX 75081
(Address of principal executive offices) (Zip Code)

(866) 377-3331

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of shareholders of Speed Commerce, Inc. (the “Company”) held on October 23, 2013, Rebecca Lynn Atchison was elected as a Class I director to hold office for a two-year term expiring at the annual meeting of shareholders to be held in 2015.

Ms. Atchison has been the Chief Financial Officer of HomeAway, Inc. (NASDAQ: AWAY), an internet-based operator of the world’s largest online marketplace for the vacation rental industry since August 2006. Previously, Ms. Atchison was Chief Financial Officer of Infoglide Software Corporation, an enterprise software provider, from February 2004 to August 2006. From October 2003 to January 2004, Ms. Atchison worked as a business consultant for Range Online Media, an internet marketing firm. From May 1996 to April 2003, Ms. Atchison served as Chief Financial Officer and Vice President of Finance and Administration of Hoover’s, Inc., a provider of online business information. From November 1994 to April 1996, Ms. Atchison served as Chief Financial Officer of Travelogix, Inc., a provider of travel ticketing systems software. From May 1990 to November 1994, Ms. Atchison worked as a consultant providing controller functions for software, technology and non-profit organizations, including Trilogy Development, a provider of sales automation software, and Austin American Technology. Prior to that, Ms. Atchison worked for eight years as an accountant with Ernst & Young LLP. Ms. Atchison holds a B.B.A. in accounting from Stephen F. Austin State University. Ms. Atchison’s director qualifications include her 30 years of finance and accounting experience and her experience in operating internet-based businesses.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of shareholders was held on October 23, 2013. Shareholders voted on the matters set forth below.

1. The following nominees for election to the Board of Directors were elected as follows: as a Class III director for a one-year term with respect to Mr. Benson; as a Class I director for a two-year term with respect to Ms. Atchison; and as Class II directors for a three-year term with respect to Messrs. Bryant, Gentz and Zisk, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Keith A. Benson	33,156,830	1,484,505	15,577,459
Rebecca Lynn Atchison	33,538,468	1,102,867	15,577,459
Monroe David Bryant, Jr.	33,542,103	1,099,232	15,577,459
Timothy R. Gentz	33,350,730	1,290,605	15,577,459
Jeffrey B. Zisk	33,540,753	1,100,582	15,577,459

2. The proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s 2014 fiscal year was approved based upon the following votes:

Votes for approval	49,257,272
Votes against	842,296
Abstentions	119,226
Broker non-votes	none

3. The proposal to approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2013, as described in the Company’s Proxy Statement (“Say on Pay”), was approved based upon the following votes:

Votes for approval	32,402,177
Votes against	1,823,586
Abstentions	415,572
Broker non-votes	15,577,459

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPEED COMMERCE, INC.
Dated: October 25, 2013	By:	/s/ Ryan F. Urness
		Name:	Ryan F. Urness
		Title:	General Counsel and Secretary